Exhibit 1.1

EXECUTION VERSION

HONEYWELL INTERNATIONAL INC.

€1,000,000,000 FLOATING RATE senior notes due 2018

€1,000,000,000 0.650% senior notes due 2020

€1,250,000,000 1.300% senior notes due 2023

€750,000,000 2.250% senior notes due 2028

UNDERWRITING AGREEMENT

February 15, 2016

New York, New York

To the Underwriters named in Schedule II hereto

Honeywell International Inc., a Delaware corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom Barclays Bank PLC, Citigroup Global Markets Limited, Goldman, Sachs & Co. and Merrill Lynch International are acting as representatives (the “Representatives”), the aggregate principal amount set forth in Schedule II hereto of its debt securities identified on Schedule I hereto (the “Purchased Securities”), to be issued under an indenture dated as of March 1, 2007, (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”).

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The Company meets, and has met at all times since the initial filing referred to below, the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Purchased Securities. Such registration statement, as amended at the date of the Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Purchased Securities and the plan of distribution thereof and has previously advised the Representatives of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement;” such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus;” and such supplemented form of prospectus, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented) is hereinafter called the “Final Prospectus.” Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date,

(i) the Registration Statement, as amended as of any such time, the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Exchange Act, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the respective rules thereunder; and

(ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Final Prospectus, as amended or supplemented as of any such time, will not include any untrue statement of a material fact or omit to state any material fact in order to make the statement therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (B) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus.

(c) The Disclosure Package (as defined below) and the final term sheets prepared and filed pursuant to Section 4(i) hereto, if applicable, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in

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order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. “Disclosure Package” as used herein means the Base Prospectus, the Preliminary Final Prospectus used most recently prior to the date hereof, the issuer free writing prospectus as defined in Rule 433 under the Act (the “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto, and any other free writing prospectus as defined in Rule 405 under the Act (the “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Purchased Securities; and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus and the final term sheets prepared and filed pursuant to Section 4(i) hereto, if applicable, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

(f) The Company has full right, power and authority to execute and deliver this Agreement, the Purchased Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g) The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Purchased Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of Honeywell Resins & Chemicals LLC and Honeywell International Sàrl (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational

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documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its Significant Subsidiaries taken as a whole or on the performance by the Company of its obligations under the Purchased Securities (a “Material Adverse Effect”).

(h) Except as described in the Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Significant Subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Disclosure Package and the Final Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Preliminary Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Disclosure Package and the Final Prospectus.

(i) The financial statements and the related notes thereto included or incorporated by reference in the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted

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accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Disclosure Package and the Final Prospectus, there are no material weaknesses in the Company’s internal controls.

(k) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(l) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, and the Company, its subsidiaries and their respective officers and employees and to the knowledge of the Company, its directors and agents when acting on behalf of the Company and its subsidiaries, are in compliance with Anti-Corruption Laws in all material respects. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Purchased Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not, and the use of proceeds therefrom will not, constitute (i) a violation of the Bribery Act, (ii) a violation of the FCPA or (iii) a material violation of any other Anti-Corruption Laws. As used in this paragraph, “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption; “Bribery Act” means the United Kingdom Bribery Act of 2010; and “FCPA” means the United States Foreign Corrupt Practices Act of 1977.

(m) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company and its subsidiaries with applicable Sanctions, and the Company and its subsidiaries are in compliance with applicable Sanctions in all material respects. None of the Company, its subsidiaries, or any of their respective officers or directors are Sanctioned Persons. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Purchased Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not, and the use of proceeds therefrom will not, violate applicable Sanctions. As used in this paragraph, “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the

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European Union or Her Majesty’s Treasury of the United Kingdom; “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country to the extent such Person is subject to Sanctions or (c) any Person controlled or more than 50 percent owned by any such Person; “Sanctioned Country” means, at any time, a country, region or territory which is the target of any comprehensive (but not list based) Sanctions (as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of Purchased Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Purchased Securities shall be made at the office, on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of a global certificate (the “Global Note”) representing the Purchased Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of same-day funds. The Global Note to be delivered to the Representatives shall be delivered in book-entry form through a common depositary or its nominee on behalf of Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. Notes in definitive form shall be available only under limited circumstances.

4. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Purchased Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Base Prospectus unless the Company has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will promptly advise the Representatives:

(i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424;

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(ii) when any amendment to the Registration Statement relating to the Purchased Securities shall have become effective;

(iii) of any request by the Commission for any amendment of the Registration Statement or notice objecting to its use or amendment of or supplement to the Final Prospectus or for any additional information;

(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and

(v) of the receipt by the Company of any notification with respect to the suspension or the qualification of the Purchased Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when the Final Prospectus relating to the Purchased Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will

(i) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and

(ii) supply any supplemented Final Prospectus to the Representatives in such quantities as they may reasonably request.

(c) The Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

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(e) The Company will arrange for the qualification of the Purchased Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Purchased Securities and will arrange for the determination of the legality of the Purchased Securities for purchase by institutional investors; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities, in any jurisdiction where it is not now so subject.

(f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities or warrants covered by the Registration Statement or any other registration statement filed under the Act.

(g) Prior to the termination of the offering of the Purchased Securities, if there occurs an event or development as a result of which the Disclosure Package or the Final Prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package or the Final Prospectus may cease until it is amended or supplemented.

(h) The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Purchased Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, other than the final term sheets prepared and filed pursuant to Section 4(i) hereto, if applicable; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) If applicable, the Company will prepare final term sheets, containing solely a description of final terms of the Purchased Securities and the offering thereof, in a form approved by the Representatives and to file such term sheets pursuant to Rule 433(d) under the Act within the time required by such Rule.

(j) The Company will use commercially reasonable efforts to cause the Purchased Securities to be listed for trading on the New York Stock Exchange within 30 days after the Closing Date.

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(k) Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i. the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii. the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations;

iii. the cancellation of the BRRD Liability;

iv. the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(iii) As used in this Section 4(k), “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Purchased Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates

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pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending in whole or in part the effectiveness of the Registration Statement, as amended from time to time, or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened; the Final Prospectus and any supplement thereto shall have been filed in the manner and within the time period required by Rule 424(b) under the Act; the final term sheets contemplated by Section 4(i) hereto, if applicable, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act.

(b) The Company shall have furnished to the Underwriters the opinion of its General Counsel, or of Alison Zoellner, Esq., Assistant General Counsel, Securities and Corporate Finance, of the Company, or such other counsel to the Company reasonably acceptable to the Underwriters, dated the Closing Date, to the effect that:

(i) each of the Company and Honeywell Resins & Chemicals LLC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus;

(ii) all the outstanding shares of capital stock of Honeywell Resins & Chemicals LLC have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of Honeywell Resins & Chemicals LLC (except for directors’ qualifying shares) are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

(iii) the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the Purchased Securities conform to the description thereof contained in the Disclosure Package and the Final Prospectus; and, if the Purchased Securities are to be listed on the New York Stock Exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Purchased Securities with the New York Stock Exchange and such counsel has no reason to believe that the Purchased Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

(iv) the Indenture has been duly authorized, executed and delivered; the Indenture has been duly qualified under the Trust Indenture Act; the Indenture constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy,

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reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and general principles of equity from time to time in effect; and the Purchased Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture;

(v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Preliminary Final Prospectus and the Final Prospectus, and there is no franchise, contract or other document of a character required to be disclosed, or to be filed as an exhibit, in the Registration Statement which is not adequately disclosed in the Preliminary Final Prospectus and the Final Prospectus;

(vi) the Registration Statement and any amendments thereto have become effective under the Act; the Final Prospectus has been filed in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending in whole or in part the effectiveness of the Registration Statement, as amended, or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information and management’s report on the effectiveness of internal control over financial reporting contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act, and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, as of its date or the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information and management’s report on the effectiveness of internal control over financial reporting contained therein as to which such counsel need express no opinion);

(vii) such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package and the final term sheets prepared and filed pursuant to Section 4(i) hereof, if applicable, when taken together as a whole, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical

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information and management’s report on the effectiveness of internal control over financial reporting contained therein as to which such counsel need express no opinion);

(viii) this Agreement has been duly authorized, executed and delivered by the Company;

(ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of Purchased Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(x) neither the issue and sale of the Purchased Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, (ii) the terms of any indenture or other agreement or instrument known to such counsel to which the Company or Honeywell Resins & Chemicals LLC is a party or bound, or (iii) any order, rule or regulation known to such counsel of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or Honeywell Resins & Chemicals LLC, except in the case of clauses (ii) and (iii) where any such breach, violation or default would not be material to the Company and its subsidiaries taken as a whole; and

(xi) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdictions other than the States of Delaware and New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c) On the Closing Date, Cleary, Gottlieb, Stein & Hamilton LLP shall have furnished to the Underwriters, at the request of the Company, a tax opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Purchased Securities, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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(e) The Company shall have furnished to the Underwriters a certificate of the Company signed by the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Controller of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package and any supplements or amendments thereto, as well as each electronic roadshow used to offer the Purchased Securities, if any, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending in whole or in part the effectiveness of the Registration Statement, as amended, or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Significant Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(f) On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

13

(h) Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there shall not have been:

(i) any change or decrease specified in the letter or letters referred to in paragraphs (f) and (g) of this Section 5; or

(ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Significant Subsidiaries, except as set forth in or contemplated in the Disclosure Package, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Purchased Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(i) Subsequent to the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of counsel for the Underwriters, at the principal offices of such counsel, on the Closing Date.

6. Expenses.

(a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:

(i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Purchased Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Permitted Free Writing Prospectus, any Preliminary Final Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

14

(ii) the cost of printing or producing this Agreement, the Indenture, the blue sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Purchased Securities;

(iii) all expenses in connection with the qualification of the Purchased Securities for offering and sale under state securities laws as provided in Section 4(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky and legal investment surveys;

(iv) any fees charged by securities rating services for rating the Purchased Securities;

(v) the filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Purchased Securities;

(vi) the cost of preparing the Purchased Securities;

(vii) the fees and expenses of the Trustee and any agent of the Trustee, and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Purchased Securities;

(viii) the Company’s costs and expenses incurred in connection with the investor presentations on any electronic or physical roadshow undertaken in connection with the marketing of the Purchased Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or with the approval of the Company in connection with road show presentations, travel and lodging expenses of the officers and employees of the Company and any such consultants; and

(ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

(b) If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Purchased Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Purchased Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

It is understood, however, that, except as provided in this Section and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Purchased Securities by them, and any advertising expenses connected with any offers they may make.

7. Indemnification and Contribution.

15

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Purchased Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheets required to be prepared and filed pursuant to Section 4(i) hereto, if applicable, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein or that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, officers, employees and agents, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements described in Schedule IV hereto constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Representatives confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of such action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will

16

be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action);

(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or

(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Purchased Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Purchased Securities) be responsible for any amount in excess of the underwriting discount applicable to the Purchased Securities purchased by such Underwriter hereunder; and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and

17

each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought of the commencement thereof, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

8. Agreement Among Underwriters; Stabilization. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Merrill Lynch International, “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 9 of this Agreement.

The Company hereby authorizes the Stabilizing Manager to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Regulation (EC) 2273/2003 of the Commission of the European Communities. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Purchased Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Purchased Securities specified in Schedule II hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Purchased Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Purchased Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Purchased Securities set forth opposite the names of all the remaining Underwriters) the Purchased Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Purchased Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed

18

10% of the aggregate amount of Purchased Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Purchased Securities, and if such nondefaulting Underwriters do not purchase all the Purchased Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination by the Representatives by notice given to the Company prior to delivery of and payment for the Purchased Securities if prior to such time:

(i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange;

(ii) a banking moratorium in the United States or the State of New York shall have been declared either by Federal or New York State authorities; or

(iii) there shall have occurred any material outbreak or material escalation of major hostilities in which the United States is involved, or a declaration of war by the Congress of the United States, or other substantial national or international calamity or crisis the effect of which on the financial markets of the United States is such as to prevent or materially impair, in the judgment of the Representatives, the offering or delivery of the Purchased Securities as contemplated by any Preliminary Final Prospectus or the Final Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Purchased Securities. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

12. Authority of Representatives; Notice. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made by the Representatives.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telecopied and confirmed to them, at the

19

address appearing on Schedule I; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 115 Tabor Road, Morris Plains, New Jersey 07962 (telephone: 973-455-2290; telecopy: 973-455-5189) Attention: Assistant Treasurer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have rights or obligations hereunder.

14. Relationship. The Company and the Underwriters acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of laws provisions thereof.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

20

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

HONEYWELL INTERNATIONAL INC.

By:	/s/ JOHN J. TUS
	Name:	John J. Tus
	Title:	Vice President and Treasurer
21

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto. For themselves as the Underwriters named in Schedule II attached hereto.

Very truly yours,

BARCLAYS BANK PLC

Citigroup Global Markets Limited

Goldman, Sachs & Co.

Merrill Lynch International

Mizuho International Plc

Morgan Stanley & Co. International plc

SOCIETE GENERALE

Wells Fargo Securities International Limited

Banco Bilbao Vizcaya Argentaria, S.A.

BNP Paribas

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

J.P. Morgan Securities plc

RBC Europe Limited

The Royal Bank of Scotland plc

SMBC Nikko Capital Markets Limited

Standard Chartered Bank

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

The Williams Capital Group, L.P.

22

By: BARCLAYS BANK PLC

By:	/s/ ANTHONY STRINGER
	Name:	Anthony Stringer
	Title:	Legal UK & Europe Authorised to Sign

[Underwriter Signature Page to the UA]

By: CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ TOM PAUK
	Name:	Tom Pauk
	Title:	Delegated Signatory

[Underwriter Signature Page to the UA]

By: GOLDMAN, SACHS & CO.

By:	/s/ OLIVER SEDGWICK
	Name:	Oliver Sedgwick
	Title:	Managing Director

[Underwriter Signature Page to the UA]

By: MERRILL LYNCH INTERNATIONAL

By:	/s/ MARK KITCHEN
	Name:	Mark Kitchen
	Title:	Authorised Signatory

[Underwriter Signature Page to the UA]

By: MIZUHO INTERNATIONAL PLC

By:	/s/ RICHARD TARN
	Name:	Richard Tarn
	Title:	Managing Director

[Underwriter Signature Page to the UA]

By: Morgan Stanley & Co. International plc

By:	/s/ DELPHINE MOUROT
	Name:	Delphine Mourot
	Title:	Executive Director

[Underwriter Signature Page to the UA]

By: SOCIÉTÉ GÉNÉRALE

By:	/s/ JONATHAN WEINBERGER
	Name:	Jonathan Weinberger
	Title:	Managing Director

[Underwriter Signature Page to the UA]

By: WELLS FARGO SECURITIES
INTERNATIONAL LIMITED

By:	/s/ MATT CARTER
	Name:	Matt Carter
	Title:	Managing Director

[Underwriter Signature Page to the UA]

By: BANCO BILBAO VIZCAYA ARGENTARIA S.A.

By:	/s/ G. DEIANA
	Name:	G. Deiana
	Title:	F.D.

By:	BANCO BILBAO VIZCAYA ARGENTARIA S.A.

By:	/s/ LUIS AZOFRA
	Name:	Luis Azofra
	Title:	Managing Director

[Underwriter Signature Page to the UA]

By: BNP PARIBAS

By:	/s/ BENEDICT FOSTER
	Name:	Benedict Foster
	Title:	Authorised Signatory

By:	/s/ HEIKE KRUGER
	Name:	Heike Kruger
	Title:	Authorised Signatory

[Underwriter Signature Page to the UA]

By: HSBC SECURITIES (USA) INC.

By:	/s/ DIANE KENNA
	Name:	Diane Kenna
	Title:	Managing Director

[Underwriter Signature Page to the UA]

By: ICBC STANDARD BANK PLC

By:	/s/ DAVID GUTHRIE
	Name:	David Guthrie
	Title:	Legal Department

ICBC Standard Bank Plc

By: ICBC STANDARD BANK PLC

By:	/s/ GUIDO HALLER
	Name:	Guido Haller
	Title:	Head of FICE

ICBC Standard Bank Plc

[Underwriter Signature Page to the UA]

By: J.P. MORGAN SECURITIES PLC

By:	/s/ SELMA ADHIKARY
	Name:	Selma Adhikary
	Title:	Executive Director

[Underwriter Signature Page to the UA]

By: RBC EUROPE LIMITED

By:	/s/ ELAINE MURRAY
	Name:	Elaine Murray
	Title:	Duly Authorised Signatory

[Underwriter Signature Page to the UA]

By: THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ DAVID HOPKINS
	Name:	David Hopkins
	Title:	Authorized Signatory

[Underwriter Signature Page to the UA]

By: SMBC NIKKO CAPITAL MARKETS LIMITED

By:	/s/ STEPHEN APTED
	Name:	Stephen Apted
	Title:	Managing Director

[Underwriter Signature Page to the UA]

By: STANDARD CHARTERED BANK

By:	/s/ SPENCER MACLEAN
	Name:	Spencer Maclean
	Title:	Managing Director

Head of Debt Capital Markets, Europe

[Underwriter Signature Page to the UA]

By:	TD Securities (USA) LLC

By:	/s/ ELSA WANG
	Name:	Elsa Wang
	Title:	Director

[Underwriter Signature Page to the UA]

By: U.S. BANCORP INVESTMENTS, INC.

By:	/s/ WILLIAM J. CARNEY
	Name:	William J. Carney
	Title:	Managing Director

[Underwriter Signature Page to the UA]

By: THE WILLIAMS CAPITAL GROUP, L.P.

By:	/s/ JONATHAN LEVIN
	Name:	Jonathan Levin
	Title:	Principal

[Underwriter Signature Page to the UA]

SCHEDULE I

Underwriting Agreement dated February 15, 2016

Registration Statement No. 333-208501

Representatives:

BARCLAYS bank plc

5 The North Colonnade

Canary Wharf

London E14 4BB

Attention: Debt Syndicate

Tel: +44(0)20 7773 9098

Fax: +44(0)20 7516 7548

CITIGROUP GLOBAL MARKETS lIMITED

CITIGROUP CENTRE

CANADA SQUARE

CANARY WHARF

LONDON E14 5LB

FAX: +44(0)20 7986 1927

ATTENTION: SYNDICATE DESK

GOLDMAN, SACHS & CO.
200 WEST STREET

NEW YORK, NY 10282-2198

ATTENTION: REGISTRATION DEPARTMENT

MERRILL LYNCH INTERNATIONAL

2 KING EDWARD STREET

LONDON EC1A 1HQ

TEL: +44(0)20 7995 3966

FAX: +44(0)20 7995 0048

ATTENTION: SYNDICATE DESK

Closing Date, Time and Location: February 22, 2016, 9:00 a.m., London time, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017

Sale, Purchase Price and Description of Purchased Securities:

Title: Floating Rate Senior Notes Due 2018

Principal amount and currency: € 1,000,000,000

Purchase price: € 998,250,000

Interest rate: Three-Month EURIBOR plus 0.500% per annum, payable quarterly

I-1

Interest payment dates: February 22, May 22, August 22 and November 22 of each year, beginning on May 22, 2016

Maturity: February 22, 2018

Sinking fund provisions: None

Bearer or registered: Registered

Other provisions: None

Title: 0.650% Senior Notes Due 2020

Principal amount and currency: € 1,000,000,000

Purchase price: € 995,890,000

Interest rate: 0.650% per annum, payable annually

Interest payment dates: February 21 of each year, beginning on February 21, 2017

Maturity: February 21, 2020

Sinking fund provisions: None

Bearer or registered: Registered

Other provisions: None

Title: 1.300% Senior Notes Due 2023

Principal amount and currency: € 1,250,000,000

Purchase price: € 1,244,212,500

Interest rate: 1.300% per annum, payable annually

Interest payment dates: February 22 of each year, beginning on February 22, 2017

Maturity: February 22, 2023

Sinking fund provisions: None

Bearer or registered: Registered

Other provisions: None

Title: 2.250% Senior Notes Due 2028

Principal amount and currency: € 750,000,000

Purchase price: € 746,310,000

Interest rate: 2.250% per annum, payable annually

Interest payment dates: February 22 of each year, beginning on February 22, 2017

Maturity: February 22, 2028

Sinking fund provisions: None

Bearer or registered: Registered

Other provisions: None

2

SCHEDULE II

Floating Rate Senior Notes Due 2018

Principal Amount of 2018
Underwriter	Notes to be Purchased
Barclays Bank PLC	€215,000,000
Citigroup Global Markets Limited	215,000,000
Goldman, Sachs & Co.	215,000,000
Merrill Lynch International	215,000,000
Mizuho International Plc	20,000,000
Morgan Stanley & Co. International plc	20,000,000
Société Générale	20,000,000
Wells Fargo Securities International Limited	20,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	5,000,000
BNP Paribas	5,000,000
HSBC Securities (USA) Inc.	5,000,000
ICBC Standard Bank Plc	5,000,000
J.P. Morgan Securities plc	5,000,000
RBC Europe Limited	5,000,000
The Royal Bank of Scotland plc	5,000,000
Standard Chartered Bank	5,000,000
SMBC Nikko Capital Markets Limited	5,000,000
TD Securities (USA) LLC	5,000,000
U.S. Bancorp Investments, Inc.	5,000,000
The Williams Capital Group, L.P.	5,000,000
Total	€1,000,000,000
II-1

0.650% Senior Notes Due 2020

Principal Amount of 2020
Underwriter	Notes to be Purchased
Barclays Bank PLC	€215,000,000
Citigroup Global Markets Limited	215,000,000
Goldman, Sachs & Co.	215,000,000
Merrill Lynch International	215,000,000
Mizuho International Plc	20,000,000
Morgan Stanley & Co. International plc	20,000,000
Société Générale	20,000,000
Wells Fargo Securities International Limited	20,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	5,000,000
BNP Paribas	5,000,000
HSBC Securities (USA) Inc.	5,000,000
ICBC Standard Bank Plc	5,000,000
J.P. Morgan Securities plc	5,000,000
RBC Europe Limited	5,000,000
The Royal Bank of Scotland plc	5,000,000
Standard Chartered Bank	5,000,000
SMBC Nikko Capital Markets Limited	5,000,000
TD Securities (USA) LLC	5,000,000
U.S. Bancorp Investments, Inc.	5,000,000
The Williams Capital Group, L.P.	5,000,000
Total	€1,000,000,000
II-2

1.300% Senior Notes Due 2023

Principal Amount of 2023
Underwriter	Notes to be Purchased
Barclays Bank PLC	€268,750,000
Citigroup Global Markets Limited	268,750,000
Goldman, Sachs & Co.	268,750,000
Merrill Lynch International	268,750,000
Mizuho International Plc	25,000,000
Morgan Stanley & Co. International plc	25,000,000
Société Générale	25,000,000
Wells Fargo Securities International Limited	25,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	6,250,000
BNP Paribas	6,250,000
HSBC Securities (USA) Inc.	6,250,000
ICBC Standard Bank Plc	6,250,000
J.P. Morgan Securities plc	6,250,000
RBC Europe Limited	6,250,000
The Royal Bank of Scotland plc	6,250,000
Standard Chartered Bank	6,250,000
SMBC Nikko Capital Markets Limited	6,250,000
TD Securities (USA) LLC	6,250,000
U.S. Bancorp Investments, Inc.	6,250,000
The Williams Capital Group, L.P.	6,250,000
Total	€1,250,000,000
II-3

2.250% Senior Notes Due 2028

Principal Amount of 2028
Underwriter	Notes to be Purchased
Barclays Bank PLC	€161,250,000
Citigroup Global Markets Limited	161,250,000
Goldman, Sachs & Co.	161,250,000
Merrill Lynch International	161,250,000
Mizuho International Plc	15,000,000
Morgan Stanley & Co. International plc	15,000,000
Société Générale	15,000,000
Wells Fargo Securities International Limited	15,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	3,750,000
BNP Paribas	3,750,000
HSBC Securities (USA) Inc.	3,750,000
ICBC Standard Bank Plc	3,750,000
J.P. Morgan Securities plc	3,750,000
RBC Europe Limited	3,750,000
The Royal Bank of Scotland plc	3,750,000
Standard Chartered Bank	3,750,000
SMBC Nikko Capital Markets Limited	3,750,000
TD Securities (USA) LLC	3,750,000
U.S. Bancorp Investments, Inc.	3,750,000
The Williams Capital Group, L.P.	3,750,000
Total	€750,000,000
II-4

SCHEDULE III

Issuer Free Writing Prospectus: Final term sheets referenced below

Free Writing Prospectus: None

Final term sheets prepared and filed pursuant to Section 4(i)

(Applicable X ; Non-applicable __)

III-1

SCHEDULE IV

INFORMATION PROVIDED BY THE UNDERWRITERS TO THE COMPANY

(a) the information in the last full paragraph of the cover page of the Prospectus Supplement regarding the delivery of the Securities;

(b) the information in the first paragraph under the heading “Commissions and Discounts” under the caption “Underwriting” in the Prospectus Supplement concerning the offering price and selling terms;

(c) the sixth and seventh sentences in the paragraph under the heading “New Issue of Notes” under the caption “Underwriting” in the Prospectus Supplement concerning market making; and

(d) the information under the heading “Price Stabilization and Penalty Bids” under the caption “Underwriting” in the Prospectus Supplement concerning stabilization and other transactions.

IV-1